                                                                Exhibit (23)-2
                                                   Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



         As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 19, 1999, on Commonwealth Edison Company and Subsidiary Companies' consolidated financial statements as of and for the year ended December 31, 1998, included in Commonwealth Edison Company's Current Report on Form 8-K dated February 19, 1999, to the inclusion in this Form 10-K of our report dated February 19, 1999, on the supplemental schedule of Commonwealth Edison Company as of and for the year ended December 31, 1998, and to the incorporation of such reports into Commonwealth Edison Company's previously filed prospectuses as follows: (1) prospectus dated August 21, 1986, constituting part of Form S-3 Registration Statement File No. 33-6879, as amended (relating to the Company's Debt Securities and Common Stock); (2) prospectus dated January 7, 1994, constituting part of Form S-3 Registration Statement File No. 33-51379 (relating to the Company's Debt Securities and Cumulative Preference Stock); (3) prospectus dated September 19, 1995, constituting part of Amendment No. 1 to Form S-3 Registration Statement File No. 33-61343, as amended (relating to Company-Obligated Mandatorily Redeemable Preferred Securities of ComEd Financing
I); (4) prospectus dated June 13, 1997, constituting part of Form S-4 Registration Statement File No. 333-28369 (relating to Company-Obligated Mandatorily Redeemable Preferred Securities of ComEd Financing II); and (5) Form S-8 Registration Statement File No. 333-33847 (relating to the Commonwealth Edison Company Excess Benefit Savings Plan). We also consent to the application of our report, incorporated by reference in this Form 10-K, to the ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the years ended December 31, 1998, 1997 and 1996 appearing in Exhibit 99 of Commonwealth Edison Company's Current Report on Form 8-K dated February 19, 1999.



                                                       ARTHUR ANDERSEN LLP



Chicago, Illinois
March 29, 1999